Exhibit 5.1

August 25, 2016

Green Plains Partners LP

450 Regency Parkway, Suite 400

Omaha, Nebraska 68114

Re:	Green Plains Partners LP

Registration Statement on Form S-3

Ladies and Gentlemen:

We are legal counsel to Green Plains Partners LP, a Delaware limited partnership (the “Partnership”), and have represented the Partnership in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), by:

1. the Partnership of (a) common units representing limited partner interests in the Partnership (the “Common Units”), (b) preferred units representing limited partner interests in the Partnership (the “Preferred Units”), (c) warrants to purchase Common Units or Preferred Units (“Warrants”), and (d) one or more series of debt securities (the “Debt Securities,” and together with the Common Units, the Preferred Units, and Warrants, the “Securities”), to be issued pursuant to an indenture (forms of which are attached as Exhibits 4.4 and 4.5 to the Registration Statement) and one or more supplemental indentures thereto (collectively, the “Indenture”), in an amount not to exceed $500,000,250; and

2. the selling unitholder identified in the Registration Statement (the “Selling Unitholder”), of up to 13,513,500 common units representing limited partner interests in the Partnership (“Selling Unitholder Units”).

The Securities and Selling Unitholder Units may be issued from time to time pursuant to Rule 415 under the Securities Act.

In connection with the foregoing, we have examined such documents, partnership records and matters of law as we have deemed necessary or appropriate in connection with these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Partnership, its directors and officers, had the power, corporate or otherwise, to enter

August 25, 2016

into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Partnership and others. With respect to the actions to be taken subsequent to the date hereof by the Board of Directors of Green Plains Holdings LLC (the “Board”), its General Partner, or an authorized committee thereof, we have assumed that such actions will be taken at duly called meetings with a quorum of directors or committee members, as the case may be, present and acting throughout, or by unanimous written consent of all directors or committee members, as the case may be. We have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Securities and Selling Unitholder Units to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”). We have also assumed that a prospectus supplement to the prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities and Selling Unitholder Units offered thereby and will comply with all applicable laws.

The opinions expressed below are limited to matters governed by Federal securities laws, the Delaware Act and, as to the Debt Securities constituting valid and legally binding obligations of the Partnership, solely with respect to the laws of the State of New York. The Securities and Selling Unitholder Units may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware Act).

2. With respect to the Preferred Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Preferred Units, the terms of the offering thereof and related matters and (b) the Preferred Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Preferred Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware Act).

August 25, 2016

3. With respect to the Warrants, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering and related matters and (b) the Warrants have been issued and delivered in accordance with the terms of the applicable warrant agreement or similar agreement approved by the Partnership, and upon payment of any consideration therefor provided for therein and in any applicable definitive warrant or similar agreement approved by the Partnership, then the Warrants will constitute valid and legally binding obligations of the Partnership, in accordance with their terms.

4. When the Indenture has been duly authorized by all necessary partnership action, and duly executed and delivered, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Indenture and authorized by all necessary partnership action, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such partnership action, such Debt Securities will be the legally valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with their terms.

5. The Selling Unitholder Units have been validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non- assessability may be affected by Section 17-607 or 17-804 of the Delaware Act and as described in the prospectus supplement and the prospectus).

To the extent that the obligations of the Partnership under the Indenture may be dependent upon such matters, we assume for purposes of the opinion set forth in paragraph 4 above that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legally valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture. We further assume that the status of the Debt Securities as binding obligations of the Partnership will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

August 25, 2016

The opinions expressed in paragraph 4 above shall be understood to mean only that if (i) there is a default in performance of an obligation, (ii) failure to pay or other damage can be shown and (iii) the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in the opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

The opinions expressed above are further subject to the following limitations, qualifications and exceptions (the “Exceptions”):

(a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(b) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; and

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

/s/Husch Blackwell LLP